                                                                    EXHIBIT 4.10


                               WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (this "Agreement") is dated as of August 7, 1995 by and between Hanover Compressor Company, a Delaware corporation (the "Company"), and [__________________], ("Warrant Holder").


                              W I T N E S S E T H:


         WHEREAS, the Company's authorized capital stock consists of 500,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 200,000 of preferred stock, par value $0.01 per share;

         WHEREAS, the Warrant Holder is a party to that certain Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), which Subscription Agreement provides for the issuance by the Company to the Warrant Holder of certain detachable warrants in connection with its subscription for shares of the Company's 6.5% Cumulative Redeemable Series A Preferred Stock; and

         WHEREAS, subject to the terms and provisions hereof, each Common Stock purchase warrant, $0.001 par value Common Stock (individually, a "Warrant", and, collectively, the "Warrants") issued under this Agreement entitles the Warrant Holder thereof to purchase one-sixth (0.1667) of a share of Common Stock at the price designated as the "Exercise Price" herein (subject to adjustment hereunder).

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                FORM OF WARRANT

         The Warrants shall be evidenced by a certificate (the "Warrant Certificate"). The text of the Warrant Certificate (and the related forms of exercise and assignment) shall be substantially in the form attached hereto as Exhibit A and may have such identification, designation and information thereon as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

                                   ARTICLE II

             EXERCISE PRICE, VESTING, TERM, AND METHOD OF EXERCISE

         Section 2.01. Exercise Price. Unless adjusted as otherwise provided herein, the exercise price ("Exercise Price") for each share of Common Stock purchased upon exercise of a Warrant issued hereunder shall be $1.00. The Exercise Price shall be adjusted upon the occurrence of certain events as set forth in Article III hereof.

         Section 2.02. Vesting. Other than upon the occurrence of a Capital Event (as defined in Section 3.05 hereof), the warrants evidenced by the Warrant Certificate shall be exercisable only to the extent vested in accordance with the following vesting schedule (the "Vesting Schedule"):

                                                    % of Warrants
  Date of Vesting                              Under Vest on Such Date
  ---------------                              -----------------------
  The Closing Date                                          20%

  Each month during the first
  twelve (12) month period
  following the Closing Date                             1.667%

  Each month during the twenty
  four (24) month period
  following the first anniversary
  of the Closing Date                                      2.5%

         Section 2.03. Warrant Rights and Term. Each Warrant shall entitle the Warrant Holder, upon exercise thereof and subject to the provisions thereof and of this Agreement, including provisions relating to adjustments upon the occurrence of certain events as set forth in Article III hereof, to purchase from the Company one-sixth (0.1667) of a fully paid and nonassessable share of Common Stock at the then Exercise Price, upon the earlier to occur of (a) a Capital Event and (b) the date on which such Warrant becomes vested in accordance with the Vesting Schedule. All of the Warrants issued hereunder and evidenced by the Warrant Certificate shall expire and no longer be exercisable at 5:00 p.m. (Houston time) on the earlier to occur of (a) August 31, 2005, or if August 31, 2005 is not a business day in Houston, Texas, then on the next succeeding business day and (b) the 30th day following delivery to the Warrant Holder of the notice described in Section 30.7(d) hereof (the "Expiration Date").

         Section 2.04. Expiration. Each Warrant not exercised by 5:00 p.m. (Houston time), time, on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall thereupon cease.

         Section 2.05. Method of Exercise. To the extent vested in accordance with the Vesting Schedule the Warrant Holder may exercise its rights with respect to all or any whole number of Warrants evidenced by the Warrant Certificate. Exercise shall be effected by surrender of the Warrant Certificate, with the exercise form thereon duly executed, to the Company at its offices as designated in Section 5.04 hereof, together with the Exercise Price for each Warrant that is exercised. Payment of the Exercise Price shall be made by (a) certified check payable in lawful money of the United States of America to the order of the Company, or (b) by wire transfer of immediately available funds to an account designated by the Company.

         Upon receipt of the Warrant Certificate with the exercise form duly executed and accompanied by full and proper payment of the Exercise Price for the shares of Common Stock purchased thereby, the Company shall deliver to, or in accordance with the instructions of, the Warrant Holder certificates for the total number of shares of Common Stock for which the Warrants evidenced by such Warrant Certificate are being exercised.

         In the event that the Warrant Holder shall exercise rights with respect to less than all of the Warrants evidenced by the Warrant Certificate surrendered upon the exercise of Warrants, a new Warrant Certificate for the balance of such Warrants shall be delivered to, or in accordance with the instructions of, the Warrant Holder.

         Section 2.06. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Company and be cancelled by it and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.


                                  ARTICLE III

                  ADJUSTMENTS TO WARRANTS UPON CERTAIN EVENTS

         Section 3.01. Mechanical Adjustments. The number of shares of Common Stock purchasable upon the exercise of each Warrant (such shares being referred to in this Article III as the "Warrant Shares") and the Exercise Price shall be subject to adjustment as follows if any of the events listed in (a) -
(c) below occur prior to exercise of each Warrant:

                 (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the number of Warrant Shares purchasable upon exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. If the Company declares a dividend in money or its Common Stock and at substantially the same time offers its stockholders a right to purchase new shares of Common Stock from the proceeds of such dividend, or for an amount substantially equal to such dividend, all shares of Common Stock so issued shall for purposes hereof be deemed issued as a stock dividend.

                 (b) In case the Company shall (i) sell or issue shares of its Common Stock, (ii) issue rights, options or warrants to subscribe for or purchase shares of Common Stock or (iii) issue or sell other rights or securities convertible into or for the purchase of shares of Common Stock, in each case to holders of its Common Stock, at a price per share which is lower at the record date mentioned below than the then Current Market Price (as hereinafter defined) per share of Common Stock, then in each case unless the Warrant Holder shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as through such Warrant Holder's Warrants had been converted into shares of Common Stock immediately prior to such record date, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Price per share of Common Stock. Such adjustment shall be made whenever such shares, rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive). To the extent that rights, options or warrants expire unexercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted to the number which would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made upon the basis of only the number of shares of Common Stock delivered pursuant to rights, options or warrants actually exercised.

                 (c) In case the Company shall distribute to all holders of its shares of Common Stock shares of stock (other than Common
         Stock) or evidences of its indebtedness or cash or other assets (excluding regular cash dividends or distributions payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below in this paragraph (c), and of which the denominator shall be the Current
         Market Price per share of Common Stock on such record date, less the then fair value (as reasonably determined by the Board of Directors of the Company, whose determination, if made in good faith, shall be conclusive) of the portion of the shares of stock other than Common Stock or cash, assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                 (d)      Notwithstanding the foregoing, the provisions of this
         Section 3.01 shall not apply to (i) any offering of Capital Stock of the Company in an underwritten public offering pursuant to a firm commitment (as opposed to best efforts) from the underwriter and (ii) any issuance of shares of Capital Stock of the Company under any bona fide compensation program for the benefit of the employees, officers, directors or consultants of the Company or its subsidiaries. For the purposes of this Agreement, "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, any preferred stock of a corporation.

                 (e) For the purposes of this Agreement, "Current Market Price of the Common Stock" at any date shall be (i) in the event that the Common Stock is not then being publicly traded in the over-the-counter market or on a nationally recognized exchange, the fair market value (which shall not be less than book value) on the date for which such determination is to be made as determined in good faith by the Board of Directors of the Company after consultation with the Company's investment bankers or (ii) in the event that the Common Stock is then being publicly traded in the over-the-counter market or on a nationally recognized exchange, the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (A) the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, (B) if not listed as described in clause (A), the last reported sale price of the Common Stock on the Automated Quotation System of the National Association of Securities Dealers, Inc. (the "NASDAQ System"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (C) if not quoted as described in clauses (i) or
         (ii), the mean of the high and low bid quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted bid quotations for the Common Stock on at least five of the ten preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (C) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (A) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the NASDAQ System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                 (f) In the event that the provisions of this Article III fail as a result of an unintentional oversight to provide expressly for the adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of each Warrant under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors of the Company shall, in good faith, cause an equitable adjustment to be made to the Exercise Price or the number of Warrant Shares purchasable upon exercise of each Warrant to correct such an oversight.

         Section 3.02. Adjustment for De Minimis Change. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 3.02 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest whole share, as the case may be, and no fractional shares shall be issued.

         Section 3.03. Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

         Section 3.04. Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail to the Warrant Holder, in accordance with Section 5.04, a notice of such adjustment or adjustments which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

         Section 3.05. Effect of Sale, Merger or Consolidation. In the event of (a) any reclassification (other than a change in par value) of the Common Stock, (b) any conversion of the Common Stock into securities of another corporation, (c) the consolidation of the Company with, or the merger of the Company with or into, any other corporation where the Common Stock is converted into other securities or property (including cash) or (d) in the event of the sale of all or substantially all of the properties and assets of the Company to any person as a consequence of which, with respect to any of the matters described in clauses (a) through (d) of this Section 3.05, those persons who held all of the voting shares of the Company immediately prior to such transaction hold less than a majority of the voting shares or less than a majority of the beneficial interest in the resulting or surviving corporation (each such event hereinafter being referred to as a "Capital Event"), each Warrant vested as of the date of a Capital Event shall be exercisable within forty-five days after such Capital Event, upon the terms and conditions specified in this Agreement, only for the number of shares of stock or other securities or property (including cash) of the Company or of the person into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable (immediately prior to such Capital Event) upon exercise of such Warrant would have been entitled upon such Capital Event. In any such case, if necessary, the provisions set forth in this
Article III with respect to the rights and interests thereafter of the Warrant Holder shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. Any Warrants vested as of the date of a Capital Event and not exercised within forty-five days after the date of a Capital Event shall expire and thereafter shall be of no further force and effect and all unvested Warrants as of the date of a Capital Event shall, immediately following the closing of the Capital Event transaction, expire and thereafter shall be of no further force and effect.

         The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purpose of this Section. The Company shall not effect any consolidation, merger or sale resulting in a Capital Event, unless prior to or simultaneously with the consummation thereof, any successor person or person purchasing such assets shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or property (including cash) as the Warrant Holder may be entitled to receive upon exercise of the Warrants in accordance with the foregoing provisions, and the other obligations of the Company under this Warrant Agreement.

         Section 3.06. Election to Increase Warrants Instead of Shares of Common Stock Per Warrant. The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Warrants in substitution for any adjustment in the number of Warrant Shares pursuant to
Section 3.01. Each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest whole warrant) obtained by (a) multiplying the number of Warrants held of record prior to adjustment of the number of Warrants by the Exercise Price in effect prior to adjustment of the Exercise Price and (b) dividing the product so obtained by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the Warrant Holder of the Company's election to adjust the number of Warrants (in substitution for its obligation to adjust the number of Warrant Shares issuable upon the exercise of a Warrant pursuant to Section 3.01), indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any date thereafter, but shall be at least 10 days later than the date of the notification of the Company's election. Upon each adjustment of the number of Warrants pursuant to this Section, the Company shall, as promptly as practicable, distribute to the Warrant Holder a Warrant Certificate evidencing the additional Warrants to which the Warrant Holder shall be entitled as a result of such adjustment, or, at the option of the Company, shall distribute to the Warrant Holder in substitution and replacement for the Warrant Certificates held by the Warrant Holder prior to the date of the adjustment, and upon surrender thereof, if required by the Company, a new Warrant Certificate evidencing all the Warrants to which the Warrant Holder shall be entitled after such adjustment.

         Section 3.07. Notice of Certain Events. In the event that at any time prior to the expiration of the Warrants and prior to their exercise in full:

                 (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Stock);

                 (b) the Company shall offer for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto:

                 (c) the Company shall declare any stock split, stock dividend, subdivision, combination or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock;

                 (d) there shall be any Capital Event in the Company or any merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants); or

                 (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter referred to as a "Notification Event"), the Company shall mail to the Warrant Holder, not less than 15 days prior to the record date, if any, in connection with such Notification Event (provided, however, that, if there is no record date, or, if 15 days' prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants.

         Section 3.08. Effect of Adjustment on Warrant Certificates. Except as provided in Section 3.06, the form of Warrant Certificate need not be changed because of any change in the Exercise Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Article III, and Warrant Certificates issued before or after such change may state the same Exercise Price, the same number of Warrants and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.


                                   ARTICLE IV

                            RIGHTS OF WARRANT HOLDER

         Section 4.01. No Rights as Stockholders. The Warrant Holder, as such, shall not be entitled to vote or to receive dividends or otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until such Warrant Certificates shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided in this Agreement and shares of Common Stock thereunder shall have become issuable and until such person shall have been deemed to have become a holder of record of such shares. If, at the date of surrender of such Warrant Certificate and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, certificates for the shares of Common Stock shall be issuable on the date on which such books shall next be open (whether before, on or after the Expiration
Date) and, until such date, the Company shall be under no duty to deliver any certificate for such shares of Common Stock. The Warrant Holder shall, upon the exercise of Warrants, not be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

         Section 4.02. Replacement Warrants. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt of evidence satisfactory to the Company of such loss, theft, mutilation or destruction and on such terms as to indemnity or otherwise as the Company may in its discretion require (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the lost, stolen, mutilated or destroyed Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay any such reasonable charges as the Company may prescribe. In the event any Warrant Certificate is lost, stolen, mutilated or destroyed, and the owner thereof desires to exercise the Warrants evidenced thereby, the Company may, in lieu of issuing a substitute Warrant Certificate, authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may require; provided, however, that the original Warrant Holder shall not be required to provide such an indemnity.

         Section 4.03. Maintenance of Sufficient and Proper Shares of Common Stock.

                 (a) The Company shall at all times reserve and keep available a number of authorized shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants.

                 (b) If at any time the taking of any action would cause an adjustment in the Exercise Price so that the exercise of a Warrant while such Exercise Price is in effect would cause a share of Common Stock to be issued at a price below its then par value, the Company shall take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants at such Exercise Price.

         Section 4.04. Fractional Warrants. Anything herein to the contrary notwithstanding, the Company shall not be required to issue fractions of Warrants on any distribution of Warrants to warrant Holders or to distribute Warrant Certificates that evidence fractional Warrants.

         Section 4.05. Nontransferability. Except for transfers expressly permitted pursuant to the Amended and Restated Stockholders Agreement, dated as of August 7, 1995 (the "Stockholders Agreement") among the Company, GKH Partners, L.P., GKH Investments, L.P., the Warrant Holder and certain other stockholders of the Company, the Warrants may not be sold, transferred or otherwise disposed of without the prior consent of the Company. Any approval of sale, transfer or other disposition shall be subject to such restrictions as the Company may require.

         Section 4.06 Legend. The certificates evidencing Warrants shall bear the legend set forth in Exhibit A hereto and the shares of Common Stock issuable upon the exercise of the Warrants shall bear the following legend:

                 "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH SUCH ACT. THE TRANSFERABILITY OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT WHICH AGREEMENT THE COMPANY WILL FURNISH TO THE HOLDER OF THIS SECURITY UPON REQUEST.

                 A STATEMENT SUMMARIZING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF STOCK OR SERIES THEREOF MAY BE OBTAINED BY THE STOCKHOLDERS OF THE COMPANY, WITHOUT CHARGE, FROM THE PRINCIPAL OFFICES OF THE COMPANY."

         Section 4.07 Stockholders Agreement. The Warrant Holder, by its acceptance of the Warrants, agrees that, upon exercise of any of the Warrants, the Warrant Holder shall become subject to the duties and obligations, and entitled to the rights and benefits, of the Stockholders Agreement, dated as of the date hereof, between the Company and its stockholders signatories thereto and that the Warrant Shares issued upon exercise of the Warrants shall be subject to the transfer restrictions contained in the aforesaid Stockholders Agreement.

         Section 4.08. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as any be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise and (b) will not effect a subdivision or split-up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.


                                   ARTICLE V

                                    GENERAL

         Section 5.01. Taxes on Issuance of Shares of Common Stock. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect to the issue or delivery thereof other than taxes imposed on net income of the Warrant Holder as a result of the exercise of the Warrants and receipt of shares of Common Stock. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         Section 5.02. Dates and Times. If any date set forth in this Warrant Agreement shall fall on a day other than a full business day in Houston, Texas said date shall be deemed to be the next full business day succeeding that date. All times shall be the legal time then in effect in Houston, Texas.

         Section 5.03. Binding Agreement. All of the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any person or corporation, other than the Company and the Warrant Holder, any legal or equitable right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement herein, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Holder and their respective successors and assigns.

         Section 5.04. Notices. Any communication, notice or deemed to be given hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:

                 (a)      If to the Company:

                          Hanover Compressor Company
                          12001 North Houston Rosslyn
                          Houston, TX 77086
                          Attention: President

                          with a copy to:

                          Neal Gerber & Eisenberg
                          Two North LaSalle Street
                          Suite 2200
                          Chicago, Illinois 60602
                          Attention: Richard S. Meller

                 (b) If to the Warrant Holder, at the address set forth on the signature page hereto.

         Any party may change the address to which any communication, notice or demand shall be given by giving notice of such change in conformity with the provisions of this Section.

         Section 5.05. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws provisions thereof.

         Section 5.06. Headings. The Article and Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         Section 5.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                        COMPANY:

                                        HANOVER COMPRESSOR COMPANY



                                        By:
                                           -------------------------------
                                           Title:

                                        WARRANT HOLDER:



                                        -------------------------------



                                        Address:

                                                                       EXHIBIT A


                         (Form of Warrant Certificate)


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (i) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREON MAY BE PLEDGED, HYPOTHECATED, TRANSFERRED, OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO A REGISTRATION UNDER SAID ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR AS CONTEMPLATED BY SECTION 4.05 OF THE WARRANT AGREEMENT DATED AS OF THE DATE HEREOF BETWEEN THE COMPANY AND THE ORIGINAL WARRANT HOLDER AND (ii) ARE SUBJECT TO THE PROVISIONS A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND EACH OF THE STOCKHOLDERS SPECIFIED THEREIN. COPIES OF THE WARRANT AGREEMENT AND THE STOCKHOLDERS AGREEMENT ARE AVAILABLE AT THE PRINCIPAL OFFICES OF THE COMPANY.

No. ________                                                              [DATE]
                                                            [NUMBER OF WARRANTS]


                      VOID AFTER 5:00 P.M., HOUSTON, TEXAS

                          ON [DATE] (UNLESS EXTENDED),

                           HANOVER COMPRESSOR COMPANY

                        WARRANT TO PURCHASE COMMON STOCK


         This Warrant Certificate certifies that [WARRANT HOLDER], or registered assigns, is the registered holder of [___________] Warrants, par value $.001 per share (the "Warrants") to purchase shares of the Common Stock, par value $.001 per share ("Common Stock"), of Hanover Compressor Company, a Delaware corporation (the "Company"). Each Warrant entitles the holder thereof, upon proper exercise and subject to the provisions of the Warrant Agreement, dated as of August 7, 1995 (the "Warrant Agreement") between the Company one-sixth (0.1667) of a fully paid and non-assessable share of Common Stock upon the earlier to occur of (a) a Capital Event (as defined in the Warrant Agreement) and (b) the date on which such Warrant becomes vested in accordance with the Vesting Schedule (as defined in the Warrant Agreement). In order to exercise a Warrant evidenced by this Warrant evidenced by this Warrant Certificate

(together with the Form of Election to Purchase duly executed) at the corporate office of the Company, together with proper payment of the Exercise Price (as defined below). The Warrants evidenced by this Warrant Certificate which have vested in accordance with the Vesting Schedule may be exercised in whole or in part to purchase shares of Common Stock. Subject to adjustment as provided in the Warrant Agreement, the exercise price ("Exercise Price") for each Warrant evidenced hereby shall be $1.00 per one-sixth (0.1667) of a share of Common Stock. This Warrant will expire on the Expiration Date (as defined in the Warrant Agreement). Payment of the Exercise Price shall be made in accordance with the terms of the Warrant Agreement. As provided in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are, upon the happening of certain events, subject to modification or adjustment.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, including the provisions of such Agreement relating to the amendment thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Company and the holder of this Warrant Certificate.

         If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate evidencing the number of warrants not exercised.

         No holder of this Warrant Certificate shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate as such any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, or exchange of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become issuable as provided in the Warrant Agreement.

         Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company that, upon exercise of any of the Warrants, the Warrant Holder shall become subject to the duties and obligations, and entitled to the rights and benefits, of the Stockholders Agreement, dated as of August 7, 1995 between the Company and certain of its stockholders signatories thereto and that the Warrant Shares issued upon exercise of the Warrants shall be subject to the transfer restrictions contained in the aforesaid Stockholders Agreement.

         Except as specifically set forth in the Warrant Agreement, this Warrant may not be transferred or otherwise disposed of without the prior consent of the Company.

         WITNESS the signatures of the proper officers of the Company.


Dated: [____________, 1995]             HANOVER COMPRESSOR COMPANY



                                        By:
                                           ----------------------------
                                           Title:

                                    FORM OF
                              ELECTION TO PURCHASE


To:      HANOVER COMPRESSOR COMPANY

         The undersigned hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of


------------------------------------
           (Name)

------------------------------------
          (Address)

------------------------------------
(Social Security or other Identifying Number)

and be delivered to

------------------------------------
           (Name)

at
   ---------------------------------
              (Address)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be delivered to the undersigned at the address stated above.

Dated:
      ------------------------------



Name of Warrant Holder:
                       ------------------------------------
                                (Please Print)

Signature:
          --------------------------
Address:
        ----------------------------

                               FORM OF ASSIGNMENT


                   (To be signed only on transfer of Warrant)



         For value received, the undersigned hereby sells, assigns and transfers unto ____________ ________ the right represented by the within Warrant to purchase shares of Common Stock of Hanover Compressor Company to which the within Warrant relates, and appoints _______________ attorney-in-fact to transfer such right on the books of Hanover Compressor Company with full power of substitution in the premises.



Dated:
      -------------------               ---------------------------------------
                                        (Signature must conform in all respects
                                           to name of holder as specified on
                                           the face of the Warrant)



                                        ---------------------------------------
                                                      (Address)



Signed in the presence of:



-----------------------------